Bierwolf, Nilson & Associates
                          Certified Public Accountants
                             1453 South Major Street
                            Salt Lake City, UT 84115
                                 (801) 363-1175
                               FAX (801) 363-0615


                                  March 8, 2002


U.S. Securities & Exchange Commission
450 Fifth Street NW
Washington, DC 20549

RE:      The Bauer Partnership, Inc. formerly Finders Keepers Inc.

Dear Sir,

This firm agrees with the disclosure provided by The Bauer Partnership, Inc. formerly Finders Keepers Inc. on the Form 8-K/A dated March 8, 2002.

Please contact me if you should need any further information.

Respectfully Yours,


/s/ Bierwolf Nilson & Associates
Bierwolf Nilson & Associates